UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 1, 2010
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) took the following actions:
Fiscal 2010 Company Bonus Program.
Consistent with practice in prior years, the Committee has approved the following payments to Named Executive Officers of the Company. These payments are being made pursuant to the Fiscal 2010 Company Bonus Program. Payouts that were approved are as follows:

				Fiscal 2010
				Actual Bonus
		Fiscal 2010	Fiscal 2010	Amount	Total Value
		Target	Actual Bonus	Paid in	of 2010
	Achievement	Bonus	Amount —	Restricted	Bonus
Name	Level	Amount(1)	(Cash)	Stock Units	Earned
Paul A. Ricci	80%	$575,000	$460,000	—	$460,000
Thomas L. Beaudoin	80%	$230,000	—	11,253	$185,000
Steven G. Chambers	86%	$250,000	—	13,077	$215,000
Janet M. Dillione	86%	$175,000	—	9,124	$150,000
Jeanne F. McCann	56%	$180,000	—	6,082	$100,000

(1)	Bonuses for fiscal 2010 were paid out in cash or restricted stock units, as further detailed in the above table. The amounts reflected in this column represent the payout to each Named Executive Officer if their bonus had been achieved at 100%. The Named Executive Officer’s bonus that will be paid out in Restricted Stock Units will vest on March 15, 2011. The bonus paid to Mr. Ricci will be paid in March 2011 (but prior to March 15, 2011).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Nuance Communications, Inc.
December 7, 2010	By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer